UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 23, 2013

_____________________
 VERSO PAPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

_______________________

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Verso Paper Corp., or “Verso,” held its 2013 Annual Meeting of Stockholders on May 23, 2013. At the meeting, Verso's stockholders elected David W. Oskin, David J. Paterson and Jordan C. Zaken to serve as Class II directors of Verso for a term of three years and ratified the appointment of Deloitte & Touche LLP as Verso's independent registered public accounting firm for the year ending December 31, 2013. The proposals are described in detail in Verso's proxy statement dated April 23, 2013. The tabulation of votes cast with respect to each proposal is as follows:

1.	Election of three Class II directors of Verso to serve for a term of three years:

Nominee	For	Withhold	Broker Non-Votes
David W. Oskin	46,622,867	163,049	4,431,524
David J. Paterson	43,652,625	3,133,291	4,431,524
Jordan C. Zaken	43,276,930	3,508,986	4,431,524

Stockholders were not provided the option to abstain from voting on this proposal.

2.	Ratification of the appointment of Deloitte & Touche LLP as Verso's independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain
51,146,639	40,164	30,637

There were no broker non-votes on this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 24, 2013

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President and Secretary